UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 15, 2005

DPAC TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

California	0-14843	33-0033759
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

7321 Lincoln Way, Garden Grove, California   92841

(Address of principal executive offices) (Zip Code)

714-898-0007

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

After the close of business on July 15, 2005, the Registrant entered into an amendment to each of the employment agreements of former DPAC officers Edward G. Bruce, William M. Stowell and John P. Sprint attached hereto as Exhibit 1.01(a), (b) and (c) and incorporated herein by this reference.

The amendment provides for a reduction to $3,076.92 for the bi-weekly severance payment provided to each of the above named individuals effective with the first payroll in July.  The amendment does not reduce the total severance obligation of the Registrant, but extends the period of time over which severance payments will be made.

(c)                                  Exhibits

Exh. No.	Description
1.01 (a)	Agreement dated July 15, 2005 between the Registrant and Edward G. Bruce.
1.01 (b)	Agreement dated July 15, 2005 between the Registrant and William M. Stowell
1.01 (c)	Agreement dated July 15, 2005 between the Registrant and John P. Sprint

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPAC Technologies Corp.
(Registrant)

Date	July 18, 2005

/s/ Creighton K. Early
(Signature)

Creighton K. Early, Chief Executive Officer
(Name and Title)

Exhibit Index

Exh. No.	Description
1.01 (a)	Agreement dated July 15, 2005 between the Registrant and Edward G. Bruce.
1.01 (b)	Agreement dated July 15, 2005 between the Registrant and William M. Stowell
1.01 (c)	Agreement dated July 15, 2005 between the Registrant and John P. Sprint